                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549

                                    FORM 8-K

                             CURRENT REPORT PURSUANT
                          TO SECTION 13 OR 15(d) OF THE
                         SECURITIES EXCHANGE ACT OF 1934

               Date of Report (Date of earliest event reported) :
                      February 19, 1998 (February 18, 1998)
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                      Advanced Communication Systems, Inc.
          ------------------------------------------------------------
             (Exact Name of Registrant as Specified in Its Charter)

                                    Delaware
          ------------------------------------------------------------
                 (State or Other Jurisdiction of Incorporation)



            0-22737                                  54-1421222
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    (Commission File Number)               (IRS Employer Identification No.)



  10089 Lee Highway, Fairfax, Virginia                      22030
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(Address of Principal Executive Offices)                 (Zip Code)


                                  (703) 934-8130
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              (Registrant's Telephone Number, Including Area Code)


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Item 5.           Other Events.

On February 18, 1998, Advanced Communication Systems, Inc. (ACS) signed a definitive agreement to acquire Advanced Management, Incorporated (AMI). Under the terms of the agreement, ACS will acquire all of AMI's outstanding shares in exchange for $19.5 million in cash and additional earn-out payments upon achievement of certain financial goals in the next twenty-four months. The acquisition is expected to be finalized within the next 30 days and the agreement is subject to satisfaction of customary conditions.

AMI provides a wide range of information technology services including complex computer solutions and management services that address full project life-cycle from systems planning and requirements analysis to implementation and ongoing operational support. AMI is headquartered in McLean, Virginia, and has operations in California, Connecticut, Georgia, Illinois, Maryland, Massachusetts, New York, Tennessee, Texas, Virginia and Washington, DC.

ACS intends to maintain the current organization structure of AMI and retain AMI's existing management team. Mr. John Lin, President, will continue in his management role.

ACS will replace its existing $6.5 million lines of credit with a $35.0 million credit facility with another bank to finance this acquisition and to provide for its other working capital needs. This new facility will be secured by all assets of the Company, including contract receivables, and has various financial covenants which will require the Company to maintain certain financial ratios. The loan agreement also will restrict the payment of dividends.

Item 7(c).        Exhibits.

99.1     Press Release

News release dated February 18, 1998 announcing the acquisition of Advanced Management, Incorporated.


                                   SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date:  February 19, 1998                  ADVANCED COMMUNICATION SYSTEMS, INC.


                                                    /S/ Dev Ganesan
                                         -------------------------------------
                                                      Dev Ganesan
                                            Executive Vice President, Chief
                                            Financial Officer and Treasurer